As filed with the Securities and Exchange Commission on July 13, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYOCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	33-0922667
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Blvd.

San Diego, California 92121

(858) 909-2200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Gregory M. Ayers, M.D., Ph.D.

CryoCor, Inc.

Chief Executive Officer

9717 Pacific Heights Blvd.

San Diego, California 92121

Tel: (858) 909-2200

Fax: (858) 909-2350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq. Matthew T. Browne, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000 Fax: (858) 550-6420	David W. Pollak, Esq. Stephanie Gulkin Satz, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Tel: (212) 309-6000 Fax: (212) 309-6001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒     (File No. 333-123841)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$8,970,000	$1,056

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes shares that the underwriters have the option to purchase to cover over-allotments.
(2)	The Registrant previously registered an aggregate $44,850,000 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-123841). The Registrant certifies to the Securities and Exchange Commission (the “Commission”) that it has instructed its bank to pay to the Commission the filing fee of $1,056 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on July 14, 2005); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on July 14, 2005.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement on Form S-1 relates to the public offering of common stock of CryoCor, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-123841), as amended (the “Prior Registration Statement”), declared effective on July 13, 2005 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $8,970,000. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 13th day of July, 2005.

CryoCor, Inc.

By:	/s/ EDWARD F. BRENNAN
Edward F. Brennan President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GREGORY M. AYERS, M.D., PH.D.* Gregory M. Ayers, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2005

/s/ GREGORY J. TIBBITTS* Gregory J. Tibbitts	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2005

/s/ ROBERT ADELMAN, M.D.* Robert Adelman, M.D.	Director	July 13, 2005

/s/ DAVID J. COONEY* David J. Cooney	Director	July 13, 2005

/s/ JERRY C. GRIFFIN, M.D., FACC* Jerry C. Griffin, M.D., FACC	Director	July 13, 2005

/s/ ARDA MINOCHERHOMJEE, PH.D.* Arda Minocherhomjee, Ph.D.	Director	July 13, 2005

/s/ KURT C. WHEELER* Kurt C. Wheeler	Director	July 13, 2005

* Pursuant to Power of Attorney

/S/ EDWARD F. BRENNAN, PH.D.
Edward F. Brennan, Ph.D. Attorney-in-Fact

II-1

Exhibit Index

Exhibit Number	Description of Document
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1(1)	Powers of Attorney.

(1)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-123841), filed with the Securities and Exchange Commission on April 5, 2005, and incorporated herein by reference.